Exhibit 99.1

Aclaris Therapeutics Announces Appointment of Bryan Reasons as a Director and Chairman of the Audit Committee

WAYNE, Pa., April 24, 2018 (GLOBE NEWSWIRE) -- Aclaris Therapeutics, Inc. (NASDAQ:ACRS), a dermatologist-led biopharmaceutical company committed to identifying, developing, and commercializing innovative therapies to address significant unmet needs in aesthetic and medical dermatology and immunology, today announced the appointment of Bryan Reasons as a director and Chairman of the Audit Committee.

Bryan Reasons has served as the Senior Vice President, Finance and Chief Financial Officer of Impax Laboratories Inc. since 2012. Prior to joining Impax, Mr. Reasons was with Cephalon, Inc., a biopharmaceutical company, serving Vice President, Finance from 2010 to 2011 and as Vice President, Risk Management and General Auditor from 2005 to 2010. Following the acquisition of Cephalon by Teva Pharmaceutical Industries Ltd., he served as Vice President, Finance of Teva from November 2011 to January 2012. Prior to joining Cephalon, Mr. Reasons held various financial management positions at DuPont and previously worked at PricewaterhouseCoopers LLP, including as a senior manager. Mr. Reasons has a B.S. degree in accounting from The Pennsylvania State University and an M.B.A. degree from Widener University.  He is a certified public accountant in the Commonwealth of Pennsylvania.

“I'd like to take this opportunity to welcome our new board member, Bryan Reasons, who will serve as an independent director and Audit Committee Chair.  His significant experience in the healthcare industry will be an invaluable asset for Aclaris as we evolve into a fully integrated biopharmaceutical company," said Neal Walker, President and Chief Executive Officer.

About Aclaris Therapeutics, Inc.

Aclaris Therapeutics, Inc. is a dermatologist-led biopharmaceutical company committed to identifying, developing, and commercializing innovative therapies to address significant unmet needs in dermatology, both aesthetic and medical, and immunology. Aclaris’ focus on market segments with no FDA-approved medications or where treatment gaps exist has resulted in the first FDA-approved treatment for raised seborrheic keratoses and several clinical programs to develop medications for the potential treatment of common warts, alopecia areata, and vitiligo. For additional information, please visit www.aclaristx.com and follow Aclaris on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "believe", "expect", "may", "plan,"

"potential," "will," and similar expressions, and are based on Aclaris' current beliefs and expectations. These forward-looking statements include expectations regarding Aclaris’ potential evolution into a fully integrated biopharmaceutical company. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the conduct of clinical trials, Aclaris' reliance on third parties over which it may not always have full control, and other risks and uncertainties that are described in the Risk Factors section of Aclaris' Annual Report on Form 10-K filed for the year ended December 31, 2017 and other filings Aclaris makes with the U.S. Securities and Exchange Commission from time to time. These documents are available under the "Financial Information" section of the Investors page of Aclaris' website at http://www.aclaristx.com. Any forward-looking statements speak only as of the date of this press release and are based on information available to Aclaris as of the date of this release, and Aclaris assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Aclaris Contact

Michael Tung, M.D.

Senior Vice President

Corporate Strategy/Investor Relations

484-329-2140

mtung@aclaristx.com